Exhibit 32

GREAT PLAINS ETHANOL, LLC

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Rick Serie, the Chief Executive Officer and the Chief Financial Officer of Great Plains Ethanol, LLC (the “Company”), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 (the “Report”).

The undersigned hereby certifies that:

•                  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 30th day of March, 2004.

/s/ Rick Serie
Rick Serie
Chief Executive Officer and Chief Financial Officer